SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2015

PLEASANT KIDS INC.

(Exact name of Company as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2600 West Olive Avenue, 5F, Burbank CA 91505
(Address of principal executive offices)
Phone: (855) 710-5437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On February 25, 2015, the Company’s Board of Directors (the “Board”) authorized an amendment to the Series A Voting Preferred Stock of the Company increasing the authorized Series A Preferred Stock from ten million to fifty million shares. The holders of the shares of the Series A Voting Preferred Stock have the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series A Voting Preferred Stock shall vote together with the holders of Common Stock and have twenty-five votes per shares of Series A, on all matters submitted to the shareholders for approval. The Series A Voting Preferred Stock is convertible into Common Stock of the Company at a rate of twenty-five shares of Common Stock for every share of Series A Preferred Stock converted.

On March 16, 2015, the Company’s Board of Directors (the “Board”) authorized the creation of 10,000,000 shares of Series B Voting Preferred Stock.  The holders of the shares of the Series B Voting Preferred Stock have the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock shall vote together with the holders of Common Stock and have one thousand votes per share of Series B, on all matters submitted to the shareholders for approval. The Series B Voting Preferred Stock are not convertible into Common Stock of the Company.

On March 20, 2015, after review and recommendation from the Board, the Company entered into an Agreement for Conversion of Indebtedness to Series B Voting Preferred Stock with Mr. Rico and Mr. Lewis, pursuant to which it was agreed that $20,000 of Mr. Rico’s and Mr. Lewis’ unpaid salary (the “Indebtedness”) would be converted to 10,000,000 shares of the Company’s Series B Voting Preferred Stock (the “Agreement for Conversion”).

The information specified above is qualified in its entirety by reference to the Agreement for Conversion.  A copy of the Certificate of Designation Series A is attached as Exhibit 3.1 of this Report, a copy of the Certificate of Designation that was filed with the Florida Secretary of State on March 16, 2015 is attached as Exhibit 3.2 of this Report and the Agreement for Conversion is attached hereto as Exhibit 10.1 and are incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Issued

On March 16, 2015, the Company filed a Certificate of Designation with the Florida Secretary of State creating the 10,000,000 shares of Series B Voting Preferred Stock

On March 20, 2015, the Company issued 5,000,000 shares of Series B Voting Preferred Stock each for a total of 10,000,000 shares of Series B Voting Preferred Stock, to Robert Rico and Calvin Lewis, representing 100% of the total issued and outstanding shares of the Company’s Series B Voting Preferred Stock.

Consideration

The consideration for the 10,000,000 shares of Series B Voting Preferred Stock is the conversion of the Indebtedness, as set forth in the Agreement for Conversion.

Exemption from Registration

The 10,000,000 shares of the Series B Voting Preferred Stock were issued in reliance upon that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “ Act ” ), specified by the provisions of Section 4(2) of the Act regarding transactions by an issuer not involving a public offering of securities.  The issuance of those shares as conversion of the Indebtedness did not involve any public offering of securities.

ITEM 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 1.01 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment and Certificate of Designation of Series A Preferred Stock, dated February 25, 2015, filed with the Florida Secretary of State.

3.2	Articles of Amendment and Certificate of Designation of Series B Preferred Stock, dated March 16, 2015, filed with the Florida Secretary of State.

10.1	Agreement for Conversion of Indebtedness to Series B Voting Preferred Stock by and amongst Pleasant Kids, Inc., Robert Rico, and Calvin Lewis, dated March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pleasant Kids, Inc.

Date: March 24, 2015	By:	/s/ Robert Rico
Robert Rico President & CEO